PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
March 23, 2016

Contact:     Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. REPORTS 2015 FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES 2016 OUTLOOK

•	FOURTH QUARTER REVENUE AND EPS ON A NON-GAAP BASIS OF $2.1 BILLION AND $1.52, RESPECTIVELY, EXCEEDED PREVIOUS GUIDANCE

•	2015 FULL YEAR EPS ON A NON-GAAP BASIS WAS $7.05 AND INCLUDED A NEGATIVE IMPACT OF $1.38 PRIMARILY RELATED TO FOREIGN CURRENCY EXCHANGE RATES; GAAP EPS WAS $6.89

•	COMPANY REPAID $350 MILLION OF DEBT AND REPURCHASED $126 MILLION OF STOCK IN 2015

•
COMPANY PROVIDES GUIDANCE FOR 2016 FULL YEAR EPS ON A NON-GAAP BASIS OF $6.30 TO $6.50, WHICH REFLECTS AN EXPECTED NEGATIVE IMPACT OF APPROXIMATELY $1.60 PER SHARE RELATED TO FOREIGN CURRENCY EXCHANGE RATES

New York, New York - PVH Corp. [NYSE: PVH] reported 2015 fourth quarter and full year results and announced 2016 guidance.

Non-GAAP Amounts:
Amounts stated to be on a non-GAAP basis exclude the items that are described below under the heading “Non-GAAP Exclusions.” Amounts stated on a constant currency basis are also non-GAAP. Reconciliations of amounts on a GAAP basis to amounts on a non-GAAP basis are presented later in this release and identify and quantify all excluded items.

Overview of Fourth Quarter Results:

•
Earnings per share was $1.52 on a non-GAAP basis, inclusive of a $0.36 negative impact compared to the prior year primarily related to foreign currency exchange rates. Earnings per share on a non-GAAP basis excluding such negative impact was $1.88, or an increase of 7% compared to the prior year’s fourth quarter earnings per share of $1.76 on a non-GAAP basis.

•	Earnings per share was $1.63 on a GAAP basis compared to $0.62 for the prior year’s fourth quarter.

•
Revenue increased 7% on a constant currency basis (increased 2% on a GAAP basis to $2.11 billion) compared to the prior year’s fourth quarter revenue of $2.07 billion. As compared to the prior year’s fourth quarter, revenue increased 21% in the Calvin Klein business on a constant currency basis (increased 15% on a GAAP basis); increased 5% in the Tommy Hilfiger business on a constant currency basis (decreased 2% on a GAAP basis); and decreased 10% in the Heritage Brands business on a GAAP basis, driven primarily by the exit from the Izod retail business.

CEO Comments:
Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “We are very pleased with our fourth quarter and full year 2015 results, which exceeded our expectations despite the difficult macroeconomic environment and the highly promotional retail market in the U.S. We grew 2015 annual earnings per share 15% on a non-GAAP and constant currency basis, consistent with our long-term targets. Our Calvin Klein business was a highlight, as investments we made over the last few years continued to generate solid results, and we saw strength across all regions where we operate. Our Tommy Hilfiger business also saw positive momentum in its international markets, highlighting the power of the brand. Lastly, our Heritage Brands business produced a notable improvement in profitability.”

Mr. Chirico continued, “2015 was a year of execution for PVH, as we stayed focused on our top strategic priorities and our continued commitment to invest in our brands and operating platforms. We collaborated across our businesses by sharing innovation and best practices, while exercising sustainable business practices. We believe that our brands, led by Calvin Klein and Tommy Hilfiger, continue to be strong and position us well in the marketplace against our competition.”

Mr. Chirico concluded, “While the global retail landscape continues to be uncertain with major foreign currencies largely weakening against the U.S. dollar and unpredictable and volatile global consumer spending, we believe that we can successfully navigate this environment and have taken a prudent approach to our 2016 plan. We believe that our best-in-class teams will continue to manage through the volatility by leveraging our powerful platforms and operations, while not losing sight of our long-term vision. We are committed to delivering stockholder value and our recent announcements demonstrate our belief in taking strategic actions and making investments to support the long-term growth potential of PVH and our businesses. More specifically, we announced that we will acquire the remaining 55% stake in our Tommy Hilfiger China joint venture, providing us with the opportunity to further strengthen our market position in China, and that we will leverage G-III Apparel Group’s womenswear expertise by licensing them our Tommy Hilfiger womenswear North America wholesale business, which will help drive the business beginning with the 2016 holiday season.”

Fourth Quarter Business Review:
Calvin Klein
Revenue in the Calvin Klein business for the quarter increased 21% on a constant currency basis (increased 15% on a GAAP basis) from $703 million in the prior year’s fourth quarter. Calvin Klein North America revenue increased 22% on a constant currency basis (increased 18% on a GAAP basis) compared to $389 million in the fourth quarter of 2014 primarily driven by growth of over 20% in the North America wholesale business due in large part to continued strength in underwear. Revenue growth in the North America retail business was due principally to square footage expansion in Company-operated stores, including the conversion of IZOD stores to Calvin Klein Accessory and Calvin Klein Underwear stores, coupled with a 4% increase in comparable store sales as compared to the prior year’s fourth quarter, despite the continued decline in traffic and consumer spending trends in Calvin Klein’s U.S. stores located in international tourist locations. Calvin Klein International revenue increased 21% on a constant currency basis (increased 10% on a GAAP basis) from $314 million in the prior year’s fourth quarter, including a retail comparable store sales increase of 6%. The increase was driven by strong growth in Europe and China, partially due to the benefit of the Chinese New Year, as the fourth quarter of 2015 included the peak wholesale selling season before the Chinese New Year while the fourth quarter of 2014 did not, partially offset by continued softness in Korea and Hong Kong, as well as a decline in Brazil.

Earnings before interest and taxes for the quarter increased to $109 million on a non-GAAP basis, inclusive of an $11 million negative impact due to foreign currency exchange rates, as compared to $91 million on a non-GAAP basis in the prior year’s fourth quarter. Earnings on a constant currency basis increased 31% due principally to the constant currency revenue increase mentioned above, combined with continued gross margin improvements in both Europe and Asia.

Earnings before interest and taxes for the quarter was $101 million on a GAAP basis compared to $74 million in the prior year’s fourth quarter. The increase was principally driven by the earnings increase on a non-GAAP basis described above, combined with a reduction in Warnaco integration and restructuring costs compared to the prior year’s fourth quarter.

Tommy Hilfiger
Revenue in the Tommy Hilfiger business for the quarter increased 5% on a constant currency basis (decreased 2% on a GAAP basis) from $919 million in the prior year’s fourth quarter. Tommy Hilfiger North America revenue increased 1% on a constant currency basis (decreased 1% on a GAAP basis) compared to $443 million in the fourth quarter of 2014, as growth in the wholesale business was mostly offset by softness in the retail business. North America retail comparable store sales declined 7% compared to the prior year’s fourth quarter, driven by continued weakness in traffic and consumer spending trends in Tommy Hilfiger’s U.S. stores located in international tourist locations, which represent a significant portion of the business. Tommy Hilfiger International revenue increased 8% on a constant currency basis (decreased 2% on a GAAP basis) from $476 million in the prior year’s fourth quarter, driven by continued strong performance in most European markets, including a 10% increase in retail comparable store sales and healthy growth in the wholesale business on a constant currency basis for the region.

Earnings before interest and taxes for the quarter was $86 million on a non-GAAP basis, inclusive of a $21 million negative impact due to foreign currency exchange rates, compared to $121 million on a non-GAAP basis in the prior year’s fourth quarter. Earnings on a constant currency basis decreased 11% driven primarily by an earnings decline in North America. This decline was principally due to continued weak international tourist traffic and spending in Tommy Hilfiger’s U.S. stores, which drove more promotional selling, resulting in significant gross margin contraction, and a deleveraging of expenses as compared to the prior year’s fourth quarter. The North America decline was partially offset by an earnings increase on a constant currency basis in Tommy Hilfiger International, driven by the revenue increase on a constant currency basis noted above.

Earnings before interest and taxes for the quarter was $83 million on a GAAP basis compared to $118 million in the prior year’s fourth quarter. The decrease was principally driven by the earnings decrease on a non-GAAP basis described above.

Heritage Brands
Revenue in the Heritage Brands business for the quarter decreased 10% from $447 million in the prior year’s fourth quarter. The decrease is primarily due to the continued rationalization of the Heritage Brands business, which includes the exit from the Izod retail business (completed during the third quarter of 2015) and the discontinuation of several licensed product lines in the dress furnishings business, partially offset by an 8% increase in comparable store sales in the Van Heusen retail business as a result of initiatives introduced in 2015.

Earnings before interest and taxes for the quarter increased to $19 million on a non-GAAP basis compared to $17 million in the prior year’s fourth quarter due principally to gross margin improvement in the wholesale business.

Earnings before interest and taxes for the quarter was $16 million on a GAAP basis compared to a loss of $9 million in the prior year’s fourth quarter. The increase was principally attributable to reductions in costs incurred in connection with the exit from the Izod retail business and the Warnaco integration and restructuring compared to the prior year’s fourth quarter.

Fourth Quarter Consolidated Earnings:
Earnings before interest and taxes for the fourth quarter increased 7% on a non-GAAP and constant currency basis (decreased 10% including foreign currency exchange rate impacts) from $203 million in the prior year’s fourth quarter. Earnings of the Calvin Klein business grew 31% on a constant currency basis (increased 19% including foreign currency exchange rate impacts) and earnings of the Heritage Brands business grew 11%. These increases were partly offset by an 11% earnings decline in the Tommy Hilfiger business on a constant currency basis (29% decrease including foreign currency exchange rate impacts) due to the weakness in North America described above, and a $5 million increase in corporate expenses mainly attributable to associate-related benefits, primarily pension expense.

Earnings before interest and taxes was $176 million on a GAAP basis compared to $6 million in the prior year’s fourth quarter. The increase was primarily due to a retirement plan actuarial gain of $20 million recorded in the fourth quarter of 2015, as compared to an actuarial loss of $139 million in the fourth quarter of 2014, and reductions in costs incurred in connection with the exit from the Izod retail business and the Warnaco integration and restructuring compared to the prior year’s fourth quarter, partially offset by the negative impact of foreign currency exchange rates.

Net interest expense decreased to $28 million from $32 million in the prior year’s fourth quarter due principally to lower average debt balances.

Inventory increased 5% over the prior year’s fourth quarter, including an overall cost increase of approximately 4% attributable to U.S. dollar inventory purchases by the Company’s international businesses.

Full Year 2015 Consolidated Results:
Earnings per share was $7.05 on a non-GAAP basis for 2015, inclusive of a $1.38 negative impact compared to the prior year primarily related to foreign currency exchange rates. Earnings per share on a non-GAAP basis excluding such negative impact was $8.43, or an increase of 15% compared to earnings per share of $7.30 on a non-GAAP basis in the prior year. GAAP earnings per share was $6.89 compared to $5.27 in the prior year.

Revenue increased 4% on a constant currency basis (decreased 3% on a GAAP basis) compared to $8.24 billion in the prior year.

The revenue change was due to:

•
A 9% increase on a constant currency basis (2% increase on a GAAP basis) in the Calvin Klein business compared to the prior year, driven by strong momentum globally. Retail comparable store sales increased 2% in North America and increased 5% internationally. The increase in international retail comparable store sales was due in large part to growth in most European markets, as well as an increase in China.

•
A 4% increase on a constant currency basis (6% decrease on a GAAP basis) in the Tommy Hilfiger business compared to the prior year. Tommy Hilfiger North America revenue increased 1% on a constant currency basis (decreased 1% on a GAAP basis) primarily due to mid-single digit percentage wholesale growth on a constant currency basis, partially offset by a 5% decrease in retail comparable store sales primarily as a result of the decline in traffic and consumer spending trends in Tommy Hilfiger’s U.S.

stores located in international tourist locations. Tommy Hilfiger International revenue increased 5% on a constant currency basis (decreased 10% on a GAAP basis), driven principally by 8% retail comparable store sales growth in Europe and mid-single digit percentage wholesale growth on a constant currency basis.

•
A 4% decrease in the Heritage Brands business compared to the prior year, as a 10% comparable store sales increase in the Van Heusen retail business was more than offset by the revenue decrease attributable to the exit from the Izod retail business and the discontinuation of several licensed product lines in the dress furnishings business.

Earnings before interest and taxes increased 5% on a non-GAAP and constant currency basis (decreased 9% including foreign currency exchange rate impacts) from $921 million on a non-GAAP basis in the prior year. Earnings on a constant currency basis increased 19% in the Calvin Klein business (increased 8% including foreign currency exchange rate impacts), driven largely by the strong performance of the European business. Earnings in the Heritage Brands business increased 9% due principally to an earnings increase in the Van Heusen retail business and the exit from the Izod retail business, which was operating at a loss in the prior year. Partially offsetting these increases were an earnings decline of 6% on a constant currency basis in the Tommy Hilfiger business (a decrease of 21% including foreign currency exchange rate impacts), principally due to weak performance in Tommy Hilfiger’s U.S. stores located in international tourist locations, and a $15 million increase in corporate expenses mainly attributable to associate-related benefits, primarily pension expense.

Earnings before interest and taxes was $761 million on a GAAP basis compared to $530 million in the prior year. The increase was primarily due to a retirement plan actuarial gain of $20 million recorded in 2015 (as compared to an actuarial loss of $139 million in 2014), a reduction in Warnaco integration and restructuring costs compared to the prior year and the absence in 2015 of $93 million of debt modification and extinguishment costs. These increases were partially offset by the negative impact of foreign currency exchange rates and expenses incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business.

Net interest expense decreased to $113 million from $139 million in the prior year due to lower average debt balances and the effect of the amendment and restatement of the Company’s credit facility during the first quarter of 2014 and the related redemption of its 7 3/8% senior notes due 2020. Since the Warnaco acquisition, the Company has made repayments of approximately $1.3 billion on its long-term debt.

Stock Repurchase Program:
The Company repurchased during 2015 approximately 1.3 million shares of its common stock for $126 million (approximately 0.6 million shares for $51 million in the fourth quarter) under the $500 million three-year stock repurchase program authorized by the Board of Directors in June 2015. Stock repurchases under this program may be made from time to time over the period through open market purchases, accelerated share repurchase programs, privately negotiated transactions or other methods, as the Company deems appropriate. Purchases are made based on a variety of factors, such as price, corporate requirements and overall market conditions, applicable legal requirements and limitations, restrictions under the Company’s debt arrangements, trading restrictions under the Company’s insider trading policy and other relevant factors. The stock repurchase program may be modified, including to increase or decrease the repurchase limitation or extend, suspend, or terminate the program, at any time, without prior notice.

2016 Guidance:
The Company currently expects its full year 2016 earnings per share results will be negatively impacted compared to 2015 by approximately $1.60 per share attributable to foreign currency exchange rates due to the stronger U.S. dollar against other currencies in which the Company transacts significant levels of business. Approximately 85% of the $1.60 per share negative impact is expected to be on a transactional basis and approximately 15% is expected to be due to currency translation. The negative impact on a transactional basis is primarily due to our international businesses purchasing inventory in U.S. dollars, as the increased local currency value of inventory results in higher cost of goods in local currency when the goods are sold. The negative translation impact is attributable to the earnings generated in foreign markets, which will translate into fewer U.S. dollars.

The Company’s 2016 guidance assumes that the Company’s acquisition of the remaining 55% interest that it does not already own in TH Asia Ltd., its joint venture for Tommy Hilfiger in China, closes late in the first quarter or early in the second quarter. The acquisition is expected to add approximately $100 million of revenue and be slightly accretive to 2016 earnings per share on a non-GAAP basis.

Please see the section entitled “Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts” at the end of this release for further detail and reconciliations of GAAP to non-GAAP amounts discussed in this section.

Full Year Guidance
The Company currently projects that 2016 earnings per share will be in a range of $6.30 to $6.50 on a non-GAAP basis, which includes approximately $1.60 per share negative impact related to foreign currency exchange rates, as described above. Excluding this negative impact, earnings per share on a non-GAAP basis is expected to increase 12% to 15% compared to earnings per share of $7.05 on a non-GAAP basis in 2015.

Revenue in 2016 is currently projected to increase approximately 2% on a constant currency basis (increase approximately 1% on a GAAP basis) as compared to 2015. It is currently projected that revenue for the Calvin Klein business will increase approximately 6% on a constant currency basis (increase approximately 4% on a GAAP basis). Revenue for the Tommy Hilfiger business is currently projected to increase approximately 3% on a constant currency basis (increase approximately 2% on a GAAP basis). Revenue for the Heritage Brands business is currently projected to decrease approximately 7% on a GAAP basis principally due to the continued rationalization of the business, including the loss of revenue from the Izod retail business (from which the Company completed its exit during the third quarter of 2015) and from several licensed product lines in the dress furnishings business that were discontinued in 2015 or will be discontinued in 2016.

Net interest expense in 2016 is expected to be in a range of $120 million to $125 million compared to $113 million in 2015, primarily due to the negative impact of the interest rate swap that commenced in February 2016 to convert a portion of the Company’s variable rate debt under its term loans to fixed rate debt. The Company currently estimates that the 2016 effective tax rate will be approximately 20%.

The Company currently expects to generate approximately $500 million of free cash flow in 2016. The Company will use this free cash flow and existing cash on hand, in part, to fund the acquisition of the remaining 55% interest that it does not already own in TH Asia, its joint venture for Tommy Hilfiger in China, and to make similar levels of debt repayments and stock repurchases as in 2015.

The Company’s estimate of 2016 earnings per share on a non-GAAP basis excludes approximately $25 million of pre-tax costs associated with the Warnaco integration and related restructuring, the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business and licensing to G-III Apparel Group, Ltd. the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada, which will result in the discontinuation of the Company’s directly operated Tommy Hilfiger North America womenswear wholesale business in the fourth quarter of 2016. Also excluded are any pre-tax gains or losses associated with certain valuation adjustments expected to be recorded in connection with the acquisition of the 55% interest in TH Asia. Such adjustments are expected to include a noncash gain to write-up our equity investment in the joint venture to fair value immediately preceding the acquisition closing.

First Quarter Guidance
The Company currently expects its first quarter 2016 earnings per share results will be negatively impacted compared to the first quarter of 2015 by approximately $0.50 per share attributable to foreign currency exchange rates due to the stronger U.S. dollar against other currencies in which the Company transacts significant levels of business.

First quarter 2016 earnings per share is currently projected to be in a range of $1.40 to $1.45 on a non-GAAP basis, which includes approximately $0.50 per share negative impact related to foreign currency exchange rates, as described above. Excluding this negative impact, earnings per share is expected to increase 27% to 30% on a non-GAAP basis compared to earnings per share of $1.50 on a non-GAAP basis in the first quarter of 2015.

Revenue in the first quarter of 2016 is currently projected to increase approximately 3% on a constant currency basis (increase approximately 1% on a GAAP basis) compared to the first quarter of 2015. Revenue for the Calvin Klein business in the first quarter is currently projected to increase approximately 12% on a constant currency basis (increase approximately 8% on a GAAP basis). Revenue for the Tommy Hilfiger business in the first quarter is currently projected to increase approximately 2% on a constant currency basis (increase approximately 1% on a GAAP basis). Revenue for the Heritage Brands business in the first quarter is currently projected to decrease approximately 9% on a GAAP basis principally due to the continued rationalization of the business, as discussed earlier in this release.

The Company currently projects that first quarter 2016 net interest expense will be in a range of $28 million to $30 million. The Company currently estimates that the first quarter effective tax rate will be in a range of 23% to 24%.

The Company’s first quarter earnings per share estimate on a non-GAAP basis excludes approximately $8 million of pre-tax costs associated with the Warnaco integration and related restructuring, the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business and licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada.

Non-GAAP Exclusions:
The discussions in this release that refer to non-GAAP amounts exclude the following:

•
Pre-tax costs of approximately $25 million expected to be incurred in 2016, of which approximately $8 million is expected to be incurred in the first quarter, in connection with the Warnaco integration and related restructuring, the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business and licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada, which will result in the discontinuation of the Company’s directly operated Tommy Hilfiger North America womenswear wholesale business in the fourth quarter of 2016.

•
Pre-tax gains or losses associated with certain valuation adjustments expected to be recorded in connection with the Company’s acquisition of the remaining 55% interest that is does not already own in TH Asia, its joint venture for Tommy Hilfiger in China. Such adjustments are expected to include a noncash gain to write-up our equity investment in the joint venture to fair value immediately preceding the acquisition closing.

•
Pre-tax costs of $73 million incurred in 2015 in connection with the integration of Warnaco and the related restructuring, of which $19 million was incurred in the first quarter, $13 million was incurred in the second quarter, $19 million was incurred in the third quarter and $23 million was incurred in the fourth quarter.

•
Pre-tax costs of $17 million incurred in 2015 principally related to the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business, of which $3 million was incurred in the second quarter, $13 million was incurred in the third quarter and less than $1 million was incurred in the fourth quarter.

•
Pre-tax costs of $10 million incurred in 2015 related to the operation of and exit from the Izod retail business, of which $1 million was incurred in the first quarter, $6 million was incurred in the second quarter, $3 million was incurred in the third quarter and $1 million was incurred in the fourth quarter.

•	Pre-tax costs of $3 million incurred in the fourth quarter of 2015 in connection with licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada.

•	A pre-tax gain of $2 million recorded in the second quarter of 2015 on the Company’s equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand.

•	A pre-tax gain of $20 million recorded in the fourth quarter of 2015 related to recognized actuarial gains on retirement plans.

•
Discrete tax benefits of $35 million recorded in 2015 primarily related to the resolution of uncertain tax positions and the impact of recently enacted tax law and tax rate changes on deferred taxes, of which $2 million was recorded in the first quarter, $1 million was recorded in the second quarter, $19 million was recorded in the third quarter and $13 million was recorded in the fourth quarter.

•
Pre-tax costs of $138 million incurred in 2014 in connection with (i) the integration of Warnaco and the related restructuring, including a pre-tax gain resulting from the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand, which were transferred to the Company’s joint venture operating there, and the previously consolidated Calvin Klein joint venture in India, which the Company effectively no longer controls; (ii) the sale of the G.H. Bass & Co. business, which closed in the fourth quarter of 2013 (as certain costs related to the sale were incurred in 2014); (iii) the impairment of certain Tommy Hilfiger stores in North America in the second quarter of 2014; and (iv) costs incurred in connection with the exit from a discontinued product line in the Tommy Hilfiger Japan business. Of the total costs, $26 million was incurred in the first quarter, $46 million was incurred in the second quarter, $29 million was incurred in the third quarter and $37 million was incurred in the fourth quarter.

•	Pre-tax costs of $21 million incurred in the fourth quarter of 2014 related to the exit from the Izod retail business, which includes $18 million of noncash charges related to asset impairments.

•
Pre-tax costs of $93 million recorded in the first quarter of 2014 associated with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% senior notes due 2020.

•	A pre-tax expense of $139 million incurred in the fourth quarter of 2014 related to recognized actuarial losses on retirement plans.

•
Discrete tax benefits of $92 million in 2014 primarily related to various Warnaco integration activities and the resolution of uncertain tax positions, of which $30 million was recorded in the second quarter, $25 million was recorded in the third quarter and $37 million was recorded in the fourth quarter.

•
Estimated tax effects associated with the above pre-tax items, which are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it had identified above as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. All items above were identified as either primarily taxable or tax deductible, with the tax effect taken at the statutory income tax rate of the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

As a supplement to the Company’s reported operating results, the Company presents constant currency financial information, which is non-GAAP. The Company presents results in this manner because it is a global company that reports financial information in U.S. dollars in accordance with generally accepted accounting principles in the U.S. Foreign currency exchange rate fluctuations affect the amounts reported by the Company in U.S. dollars with respect to its foreign revenues and profit. Additionally, the Company’s international businesses often purchase inventory in U.S. dollars and, as the U.S. dollar strengthens, the increased local currency value of inventory results in higher cost of goods in local currency when the goods are sold. Exchange rate fluctuations can have a significant effect on reported operating results. The Company believes presenting constant currency information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency exchange rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

Constant currency performance should be viewed in addition to, and not in lieu of or as superior to, the Company’s operating performance calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly described measures reported by other companies.

Please see Tables 1 through 7 and the sections entitled “Reconciliations of 2015 Constant Currency Amounts” and “Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts” later in this release for reconciliations of GAAP to non-GAAP amounts.

The Company webcasts its conference calls to review its earnings releases. The Company’s conference call to review its fourth quarter earnings release is scheduled for Thursday, March 24, 2016 at 9:00 a.m. EDT. Please log on to the Company’s web site at www.pvh.com and go to the Events page included in the Investors section to listen to the live webcast of the conference call. The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends. Please log on to www.pvh.com as described above to listen to the replay. In addition, an audio replay of the conference call is available for 48 hours starting approximately two hours after it is held. The replay of the conference call can be accessed by calling (domestic) 888-203-1112 and (international) 719-457-0820 and using passcode 7408215. The conference call and webcast consist of copyrighted material. They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission. Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call/webcast, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged, and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from acquisitions; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (ix) the Company’s results could be adversely affected by the strengthening of the U.S. dollar against major foreign currencies; and (x) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.

PVH CORP.
Consolidated GAAP Income Statements
(In millions, except per share data)

	Quarter Ended		Year Ended
	1/31/16	2/1/15	1/31/16	2/1/15

Net sales	$2,013.6	$1,973.1	$7,605.5	$7,849.1
Royalty revenue	77.8	76.5	324.8	300.5
Advertising and other revenue	21.1	19.2	90.0	91.6
Total revenue	$2,112.5	$2,068.8	$8,020.3	$8,241.2

Gross profit on net sales	$974.0	$975.6	$3,746.8	$3,934.6
Gross profit on royalty, advertising and other revenue	98.9	95.7	414.8	392.1
Total gross profit	1,072.9	1,071.3	4,161.6	4,326.7

Selling, general and administrative expenses	898.5	1,065.8	3,417.7	3,713.6

Debt modification and extinguishment costs				93.1

Equity in net income of unconsolidated affiliates	1.6	0.7	16.6	9.9

Earnings before interest and taxes	176.0	6.2	760.5	529.9

Interest expense, net	27.8	32.0	113.0	138.5

Pre-tax income (loss)	148.2	(25.8)	647.5	391.4

Income tax expense (benefit)	14.0	(77.3)	75.1	(47.5)

Net income	134.2	51.5	572.4	438.9

Less: Net loss attributable to redeemable non-controlling interest				(0.1)

Net income attributable to PVH Corp.	$134.2	$51.5	$572.4	$439.0

Diluted net income per common share attributable to PVH Corp.(1)	$1.63	$0.62	$6.89	$5.27

	Quarter Ended		Year Ended
	1/31/16	2/1/15	1/31/16	2/1/15

Depreciation and amortization expense	$70.4	$63.3	$257.4	$244.7

Please see following pages for information related to non-GAAP measures discussed in this release.

(1)	Please see Note A in the Notes to Consolidated GAAP Income Statements for reconciliations of GAAP diluted net income per common share to diluted net income per common share on a non-GAAP basis.

PVH CORP.
Non-GAAP Measures
(In millions, except per share data)

The Company believes presenting its results excluding (i) the costs incurred in 2015 and 2014 in connection with its integration of The Warnaco Group, Inc. (”Warnaco”) and the related restructuring; (ii) the realized actuarial gain (loss) on retirement plans in 2015 and 2014; (iii) the costs incurred in 2015 and 2014 in connection with the operation of and exit from its Izod retail business, including noncash impairment charges in 2014; (iv) the costs incurred in 2015 principally in connection with the discontinuation of several licensed product lines in its Heritage Brands dress furnishings business; (v) the costs incurred in 2015 in connection with licensing to G-III Apparel Group, Ltd. (“G-III”) the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada, which will result in the discontinuation of the Company’s directly operated Tommy Hilfiger North America womenswear wholesale business in the fourth quarter of 2016; (vi) the gain recorded in 2015 on its equity investment in Kingdom Holding 1 B.V., the parent company of the Karl Lagerfeld brand (“Karl Lagerfeld”); (vii) the costs incurred in 2014 in connection with its exit from a discontinued product line in the Tommy Hilfiger Japan business; (viii) the impairment recorded in 2014 of certain Tommy Hilfiger stores in North America; (ix) the costs incurred in 2014 related to its sale in 2013 of the G.H. Bass & Co. (“Bass”) business; (x) the costs incurred in 2014 in connection with the amendment and restatement of its credit facility and the related redemption of its 7 3/8% senior notes due 2020; (xi) the net gain recorded in 2014 on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; (xii) the tax effects associated with the foregoing items; (xiii) the tax benefits recorded in 2015 associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions and the impact of recently enacted tax law and tax rate changes on deferred taxes; and (xiv) the tax benefits recorded in 2014 associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions and various Warnaco integration activities, which are on a non-GAAP basis for each year, provides useful information to investors. The Company excludes such amounts that it deems non-recurring or non-operational and believes that this (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding certain of the items described above are also the basis for certain incentive compensation calculations.

The following table presents the non-GAAP measures that are discussed in this release. Please see Tables 1 through 7 for reconciliations of the GAAP amounts to amounts on a non-GAAP basis.

	Quarter Ended		Year Ended
	1/31/16	2/1/15	1/31/16	2/1/15

Non-GAAP Measures
Total gross profit(1)		$1,073.9	$4,142.1	$4,333.2
Selling, general and administrative expenses(2)	$891.6	871.8	3,315.0	3,422.5
Equity in net income of unconsolidated affiliates(3)			14.4
Earnings before interest and taxes(4)	182.9	202.8	841.5	920.6
Income tax expense(5)	29.9	23.7	142.8	174.4
Net income attributable to PVH Corp.(6)	125.2	147.1	585.7	607.8
Diluted net income per common share attributable to PVH Corp.(7)	$1.52	$1.76	$7.05	$7.30

Depreciation and amortization expense(8)	$69.0	$62.0	$251.2	$239.1

(1) Please see Table 3 for reconciliations of GAAP gross profit to gross profit on a non-GAAP basis.
(2) Please see Table 4 for reconciliations of GAAP selling, general and administrative expenses (“SG&A”) to SG&A on a non-GAAP basis.
(3) Please see Table 5 for reconciliation of GAAP equity in net income of unconsolidated affiliates to equity in net income of unconsolidated affiliates on a non-GAAP basis.
(4) Please see Table 2 for reconciliations of GAAP earnings before interest and taxes to earnings before interest and taxes on a non-GAAP basis.
(5)    Please see Table 6 for reconciliations of GAAP income tax expense (benefit) to income tax expense on a non-GAAP basis and an explanation of the calculation of the tax effects associated with the pre-tax items identified as non-GAAP exclusions.

(6) Please see Table 1 for reconciliations of GAAP net income to net income on a non-GAAP basis.
(7) Please see Note A in the Notes to Consolidated GAAP Income Statements for reconciliations of GAAP diluted net income per common share to diluted net income per common share on a non-GAAP basis.
(8) Please see Table 7 for reconciliations of GAAP depreciation and amortization expense to depreciation and amortization expense on a non-GAAP basis.

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts
(In millions, except per share data)

Table 1 - Reconciliations of GAAP net income to net income on a non-GAAP basis

	Quarter Ended		Year Ended
	1/31/16	2/1/15	1/31/16	2/1/15

Net income attributable to PVH Corp.	$134.2	$51.5	$572.4	$439.0

Diluted net income per common share attributable to PVH Corp.(1)	$1.63	$0.62	$6.89	$5.27

Items excluded:

Gross profit charges associated with integration of Warnaco and related restructuring		0.8		4.7

Gross profit associated with the operation of and exit from the Izod retail business			(28.3)

Gross profit charges principally associated with the discontinuation of several licensed product lines in the dress furnishings business			8.8

Gross profit charges associated with the exit from a discontinued product line in the Tommy Hilfiger Japan business		1.8		1.8

Actuarial (gain) loss on retirement plans (recorded in SG&A)	(20.2)	138.9	(20.2)	138.9

SG&A expenses associated with integration of Warnaco and related restructuring	22.6	32.9	73.4	134.7

SG&A expenses associated with the operation of and exit from the Izod retail business (including noncash impairment charges of $17.7 in 2014)	1.2	21.0	38.6	21.0

SG&A expenses associated with the discontinuation of several licensed product lines in the dress furnishings business	0.1		7.7

SG&A expenses associated with licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada	3.2		3.2

SG&A expenses associated with the exit from a discontinued product line in the Tommy Hilfiger Japan business		1.2		1.2

Impairment of certain Tommy Hilfiger North America stores (recorded in SG&A)				2.3

Costs associated with the sale of Bass (recorded in SG&A)				1.0

Net gain on deconsolidation of subsidiaries and consolidated joint venture (recorded in SG&A)				(8.0)

Gain recorded on the equity investment in Karl Lagerfeld (recorded in equity in net income of unconsolidated affiliates)			(2.2)

Debt modification and extinguishment costs				93.1

Tax effects of the above items(2)	(2.9)	(64.4)	(33.2)	(130.4)

Discrete tax benefits primarily related to the resolution of uncertain tax positions	(1.8)	(36.6)	(23.3)	(81.9)

Discrete tax benefit related to the impact of recently enacted tax law and tax rates on deferred taxes	(11.2)		(11.2)

Discrete tax benefit primarily related to the Warnaco integration				(9.6)

Net income on a non-GAAP basis attributable to PVH Corp.	$125.2	$147.1	$585.7	$607.8

Diluted net income per common share on a non-GAAP basis attributable to PVH Corp.(1)	$1.52	$1.76	$7.05	$7.30

(1)   Please see Note A in the Notes to the Consolidated GAAP Income Statements for reconciliations of GAAP diluted net income per common share to diluted net income per common share on a non-GAAP basis.

(2) Please see Table 6 for an explanation of the calculation of the tax effects of the above items.

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts (continued)
(In millions)

Table 2 - Reconciliations of GAAP earnings before interest and taxes to earnings before interest and taxes on a non-GAAP basis

	Quarter Ended		Year Ended
	1/31/16	2/1/15	1/31/16	2/1/15

Earnings before interest and taxes	$176.0	$6.2	$760.5	$529.9

Items excluded:

Gross profit charges associated with integration of Warnaco and related restructuring		0.8		4.7

Gross profit associated with the operation of and exit from the Izod retail business			(28.3)

Gross profit charges principally associated with the discontinuation of several licensed product lines in the dress furnishings business			8.8

Gross profit charges associated with the exit from a discontinued product line in the Tommy Hilfiger Japan business		1.8		1.8

Actuarial (gain) loss on retirement plans (recorded in SG&A)	(20.2)	138.9	(20.2)	138.9

SG&A expenses associated with integration of Warnaco and related restructuring	22.6	32.9	73.4	134.7

SG&A expenses associated with the operation of and exit from the Izod retail business (including noncash impairment charges of $17.7 in 2014)	1.2	21.0	38.6	21.0

SG&A expenses associated with the discontinuation of several licensed product lines in the dress furnishings business	0.1		7.7

SG&A expenses associated with licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada	3.2		3.2

SG&A expenses associated with the exit from a discontinued product line in the Tommy Hilfiger Japan business		1.2		1.2

Impairment of certain Tommy Hilfiger North America stores (recorded in SG&A)				2.3

Costs associated with the sale of Bass (recorded in SG&A)				1.0

Net gain on deconsolidation of subsidiaries and consolidated joint venture (recorded in SG&A)				(8.0)

Gain recorded on the equity investment in Karl Lagerfeld (recorded in equity in net income of unconsolidated affiliates)			(2.2)

Debt modification and extinguishment costs				93.1

Earnings before interest and taxes on a non-GAAP basis	$182.9	$202.8	$841.5	$920.6

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts (continued)
(In millions)

Table 3 - Reconciliations of GAAP gross profit to gross profit on a non-GAAP basis

	Quarter Ended	Year Ended
	2/1/15	1/31/16	2/1/15

Gross profit	$1,071.3	$4,161.6	$4,326.7

Items excluded:

Gross profit charges associated with integration of Warnaco and related restructuring	0.8		4.7

Gross profit associated with the operation of and exit from the Izod retail business		(28.3)

Gross profit charges principally associated with the discontinuation of several licensed product lines in the dress furnishings business		8.8

Gross profit charges associated with the exit from a discontinued product line in the Tommy Hilfiger Japan business	1.8		1.8

Gross profit on a non-GAAP basis	$1,073.9	$4,142.1	$4,333.2

Table 4 - Reconciliations of GAAP SG&A to SG&A on a non-GAAP basis

	Quarter Ended		Year Ended
	1/31/16	2/1/15	1/31/16	2/1/15

SG&A	$898.5	$1,065.8	$3,417.7	$3,713.6

Items excluded:

Actuarial gain (loss) on retirement plans	20.2	(138.9)	20.2	(138.9)

SG&A expenses associated with integration of Warnaco and related restructuring	(22.6)	(32.9)	(73.4)	(134.7)

SG&A expenses associated with the operation of and exit from the Izod retail business (including noncash impairment charges of $17.7 in 2014)	(1.2)	(21.0)	(38.6)	(21.0)

SG&A expenses associated with the discontinuation of several licensed product lines in the dress furnishings business	(0.1)		(7.7)

SG&A expenses associated with licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S.	(3.2)		(3.2)

SG&A expenses associated with the exit from a discontinued product line in the Tommy Hilfiger Japan business		(1.2)		(1.2)

Impairment of certain Tommy Hilfiger North America stores				(2.3)

Costs associated with the sale of Bass				(1.0)

Net gain on deconsolidation of subsidiaries and consolidated joint venture				8.0

SG&A on a non-GAAP basis	$891.6	$871.8	$3,315.0	$3,422.5

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts (continued)
(In millions)

Table 5 - Reconciliation of GAAP equity in net income of unconsolidated affiliates to equity in net income of unconsolidated affiliates on a non-GAAP basis

Year Ended
1/31/16

Equity in net income of unconsolidated affiliates	$16.6

Items excluded:

Gain recorded on the equity investment in Karl Lagerfeld	(2.2)

Equity in net income of unconsolidated affiliates on a non-GAAP basis	$14.4

Table 6 - Reconciliations of GAAP income tax expense (benefit) to income tax expense on a non-GAAP basis

	Quarter Ended		Year Ended
	1/31/16	2/1/15	1/31/16	2/1/15

Income tax expense (benefit)	$14.0	$(77.3)	$75.1	$(47.5)

Items excluded:

Tax effects of pre-tax items identified as non-GAAP exclusions (1)	2.9	64.4	33.2	130.4

Discrete tax benefits primarily related to the resolution of uncertain tax positions	1.8	36.6	23.3	81.9

Discrete tax benefit related to the impact of recently enacted tax law and tax rates on deferred taxes	11.2		11.2

Discrete tax benefit primarily related to the Warnaco integration				9.6

Income tax expense on a non-GAAP basis	$29.9	$23.7	$142.8	$174.4

(1) The estimated tax effects of the Company’s non-GAAP exclusions are based on the Company’s assessment of taxability and deductibility. In making this assessment, the Company evaluated each pre-tax item that it has identified as a non-GAAP exclusion to determine if such item is taxable or tax deductible and, if so, in what jurisdiction the tax expense or tax deduction would occur. All of the pre-tax items identified as non-GAAP exclusions were assumed to be either primarily taxable or tax deductible, with the tax effects taken at the statutory income tax rate of the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effects.

PVH CORP.
Reconciliations of GAAP to Non-GAAP Amounts (continued)
(In millions)

Table 7 - Reconciliations of GAAP depreciation and amortization expense to depreciation and amortization expense on a non-GAAP basis

	Quarter Ended		Year Ended
	1/31/16	2/1/15	1/31/16	2/1/15

Depreciation and amortization expense	$70.4	$63.3	$257.4	$244.7

Items excluded:

Depreciation and amortization associated with integration of Warnaco and related restructuring	(1.4)	(1.3)	(6.2)	(5.6)

Depreciation and amortization expense on a non-GAAP basis	$69.0	$62.0	$251.2	$239.1

PVH CORP.
Notes to Consolidated GAAP Income Statements
(In millions, except per share data)

A.    The Company computed its diluted net income per common share as follows:

	Quarter Ended				Quarter Ended
	1/31/16				2/1/15
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Results	Adjustments	(1)	Results	Results	Adjustments	(2)	Results

Net income attributable to PVH Corp.	$134.2	$9.0		$125.2	$51.5	$(95.6)		$147.1

Weighted average common shares	81.8			81.8	82.5			82.5
Weighted average dilutive securities	0.6			0.6	0.9			0.9
Total shares	82.4			82.4	83.4			83.4

Diluted net income per common share attributable to PVH Corp.	$1.63			$1.52	$0.62			$1.76

	Year Ended				Year Ended
	1/31/16				2/1/15
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Results	Adjustments	(1)	Results	Results	Adjustments	(2)	Results

Net income attributable to PVH Corp.	$572.4	$(13.3)		$585.7	$439.0	$(168.8)		$607.8

Weighted average common shares	82.4			82.4	82.4			82.4
Weighted average dilutive securities	0.7			0.7	0.9			0.9
Total shares	83.1			83.1	83.3			83.3

Diluted net income per common share attributable to PVH Corp.	$6.89			$7.05	$5.27			$7.30

(1)
Represents the impact on net income in the periods ended January 31, 2016 from the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the operation of and exit from the Izod retail business; (iii) the costs incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iv) the costs incurred in connection with licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada; (v) the gain recorded on the equity investment in Karl Lagerfeld; (vi) the recognized actuarial gain on retirement plans; (vii) the tax effects associated with the foregoing items; and (viii) the tax benefits associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions and the impact of recently enacted tax law and tax rate changes on deferred taxes. Please see Table 1 for a reconciliation of GAAP net income to net income on a non-GAAP basis.

(2) Represents the impact on net income in the periods ended February 1, 2015 from the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the Company’s exit from the Izod retail business, including noncash impairment charges; (iii) the costs incurred in connection with the Company’s exit from a discontinued product line in the Tommy Hilfiger Japan business; (iv) the impairment of certain Tommy Hilfiger stores in North America; (v) the costs incurred related to the sale of the Bass business; (vi) the costs incurred in connection with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% senior notes due 2020; (vii) the net gain on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; (viii) the recognized actuarial loss on retirement plans; (ix) the tax effects associated with the foregoing items; and (x) the tax benefits associated with non-recurring discrete items primarily related to the resolution of uncertain tax positions and various Warnaco integration activities. Please see Table 1 for a reconciliation of GAAP net income to net income on a non-GAAP basis.

PVH CORP.
Consolidated Balance Sheets
(In millions)

	1/31/16	2/1/15
ASSETS
Current Assets:
Cash and Cash Equivalents	$556.4	$479.3
Receivables	685.9	743.2
Inventories	1,322.3	1,257.3
Other Current Assets	248.0	306.0
Total Current Assets	2,812.6	2,785.8
Property, Plant and Equipment	744.6	725.7
Goodwill and Other Intangible Assets	6,865.7	7,040.7
Other Assets	273.5	272.7
	$10,696.4	$10,824.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$1,364.7	$1,320.3
Short-Term Borrowings	25.9	8.5
Current Portion of Long-Term Debt	136.6	99.3
Other Liabilities	1,562.6	1,593.8
Long-Term Debt	3,054.3	3,438.7
Stockholders’ Equity	4,552.3	4,364.3
	$10,696.4	$10,824.9

Note: Year over year balances are impacted by changes in foreign currency exchange rates.

PVH CORP.
Segment Data
(In millions)

REVENUE BY SEGMENT
	Quarter Ended	Quarter Ended
	1/31/16	2/1/15

Calvin Klein North America
Net sales	$420.0	$352.3
Royalty revenue	30.6	27.9
Advertising and other revenue	9.3	8.4
Total	459.9	388.6

Calvin Klein International
Net sales	318.2	285.4
Royalty revenue	21.2	21.7
Advertising and other revenue	6.7	7.0
Total	346.1	314.1

Total Calvin Klein
Net sales	738.2	637.7
Royalty revenue	51.8	49.6
Advertising and other revenue	16.0	15.4
Total	806.0	702.7

Tommy Hilfiger North America
Net sales	424.8	432.7
Royalty revenue	9.5	7.9
Advertising and other revenue	3.3	2.6
Total	437.6	443.2

Tommy Hilfiger International
Net sales	454.1	462.1
Royalty revenue	11.3	13.8
Advertising and other revenue	1.1	0.3
Total	466.5	476.2

Total Tommy Hilfiger
Net sales	878.9	894.8
Royalty revenue	20.8	21.7
Advertising and other revenue	4.4	2.9
Total	904.1	919.4

Heritage Brands Wholesale
Net sales	328.1	345.3
Royalty revenue	4.7	4.5
Advertising and other revenue	0.7	0.8
Total	333.5	350.6

Heritage Brands Retail
Net sales	68.4	95.3
Royalty revenue	0.5	0.7
Advertising and other revenue	0.0	0.1
Total	68.9	96.1

Total Heritage Brands
Net sales	396.5	440.6
Royalty revenue	5.2	5.2
Advertising and other revenue	0.7	0.9
Total	402.4	446.7

Total Revenue
Net sales	2,013.6	1,973.1
Royalty revenue	77.8	76.5
Advertising and other revenue	21.1	19.2
Total	$2,112.5	$2,068.8

PVH CORP.
Segment Data (continued)
(In millions)

EARNINGS BEFORE INTEREST AND TAXES BY SEGMENT

	Quarter Ended			Quarter Ended
	1/31/16			2/1/15
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Calvin Klein North America	$59.7	$(2.7)	$62.4	$52.7	$(3.2)	$55.9

Calvin Klein International	41.1	(5.3)	46.4	20.9	(14.6)	35.5

Total Calvin Klein	100.8	(8.0)	108.8	73.6	(17.8)	91.4

Tommy Hilfiger North America	27.7	(3.2)	30.9	62.0		62.0

Tommy Hilfiger International	55.4		55.4	55.8	(3.0)	58.8

Total Tommy Hilfiger	83.1	(3.2)	86.3	117.8	(3.0)	120.8

Heritage Brands Wholesale	17.5	(1.1)	18.6	12.2	(4.7)	16.9

Heritage Brands Retail	(1.1)	(1.2)	0.1	(21.0)	(21.0)	0.0

Total Heritage Brands	16.4	(2.3)	18.7	(8.8)	(25.7)	16.9

Corporate	(24.3)	6.6	(30.9)	(176.4)	(150.1)	(26.3)

Total earnings before interest and taxes	$176.0	$(6.9)	$182.9	$6.2	$(196.6)	$202.8

(1)
Adjustments for the quarter ended January 31, 2016 represent the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the exit from the Izod retail business; (iii) the costs incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iv) the costs incurred in connection with licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada; and (v) the recognized actuarial gain on retirement plans.

(2)
Adjustments for the quarter ended February 1, 2015 represent the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring, (ii) the costs incurred in connection with the Company’s exit from the Izod retail business, including noncash impairment charges; (iii) the costs incurred in connection with the Company’s exit from a discontinued product line in the Tommy Hilfiger Japan business; and (iv) the recognized actuarial loss on retirement plans.

PVH CORP.
Segment Data (continued)
(In millions)

REVENUE BY SEGMENT
	Year Ended	Year Ended
	1/31/16	2/1/15
Calvin Klein North America
Net sales	$1,457.0	$1,391.1
Royalty revenue	133.7	115.6
Advertising and other revenue	44.0	44.1
Total	1,634.7	1,550.8

Calvin Klein International
Net sales	1,183.4	1,198.8
Royalty revenue	78.2	78.6
Advertising and other revenue	26.3	30.6
Total	1,287.9	1,308.0

Total Calvin Klein
Net sales	2,640.4	2,589.9
Royalty revenue	211.9	194.2
Advertising and other revenue	70.3	74.7
Total	2,922.6	2,858.8

Tommy Hilfiger North America
Net sales	1,567.6	1,595.6
Royalty revenue	42.4	30.2
Advertising and other revenue	12.7	10.0
Total	1,622.7	1,635.8

Tommy Hilfiger International
Net sales	1,693.6	1,886.1
Royalty revenue	49.3	56.2
Advertising and other revenue	3.9	3.7
Total	1,746.8	1,946.0

Total Tommy Hilfiger
Net sales	3,261.2	3,481.7
Royalty revenue	91.7	86.4
Advertising and other revenue	16.6	13.7
Total	3,369.5	3,581.8

Heritage Brands Wholesale
Net sales	1,387.6	1,425.1
Royalty revenue	19.0	17.2
Advertising and other revenue	2.9	2.7
Total	1,409.5	1,445.0

Heritage Brands Retail
Net sales	316.3	352.4
Royalty revenue	2.2	2.7
Advertising and other revenue	0.2	0.5
Total	318.7	355.6

Total Heritage Brands
Net sales	1,703.9	1,777.5
Royalty revenue	21.2	19.9
Advertising and other revenue	3.1	3.2
Total	1,728.2	1,800.6

Total Revenue
Net sales	7,605.5	7,849.1
Royalty revenue	324.8	300.5
Advertising and other revenue	90.0	91.6
Total	$8,020.3	$8,241.2

PVH CORP.
Segment Data (continued)
(In millions)

EARNINGS BEFORE INTEREST AND TAXES BY SEGMENT

	Year Ended			Year Ended
	1/31/16			2/1/15
	Results			Results
	Under		Non-GAAP	Under		Non-GAAP
	GAAP	Adjustments(1)	Results	GAAP	Adjustments(2)	Results

Calvin Klein North America	$226.4	$(8.3)	$234.7	$225.6	$(14.0)	$239.6

Calvin Klein International	186.6	(12.9)	199.5	118.7	(43.1)	161.8

Total Calvin Klein	413.0	(21.2)	434.2	344.3	(57.1)	401.4

Tommy Hilfiger North America	173.9	(3.2)	177.1	242.9	(2.3)	245.2

Tommy Hilfiger International	224.7		224.7	261.2	(3.0)	264.2

Total Tommy Hilfiger	398.6	(3.2)	401.8	504.1	(5.3)	509.4

Heritage Brands Wholesale	90.4	(24.6)	115.0	96.6	(17.7)	114.3

Heritage Brands Retail	(3.4)	(10.3)	6.9	(24.8)	(22.0)	(2.8)

Total Heritage Brands	87.0	(34.9)	121.9	71.8	(39.7)	111.5

Corporate	(138.1)	(21.7)	(116.4)	(390.3)	(288.6)	(101.7)

Total earnings before interest and taxes	$760.5	$(81.0)	$841.5	$529.9	$(390.7)	$920.6

(1)
Adjustments for the year ended January 31, 2016 represent the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the operation of and exit from the Izod retail business; (iii) the costs incurred principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iv) the costs incurred in connection with licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada; (v) the gain recorded on the equity investment in Karl Lagerfeld; and (vi) the recognized actuarial gain on retirement plans.

(2)
Adjustments for the year ended February 1, 2015 represent the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the Company’s exit from the Izod retail business, including noncash impairment charges; (iii) the costs incurred in connection with the Company’s exit from a discontinued product line in the Tommy Hilfiger Japan business; (iv) the impairment of certain Tommy Hilfiger stores in North America; (v) the costs incurred related to the sale of the Bass business; (vi) the costs incurred in connection with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% notes due 2020; (vii) the net gain on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; and (viii) the recognized actuarial loss on retirement plans.

PVH CORP.
Reconciliations of 2015 Constant Currency Amounts
(In millions)

As a supplement to the Company’s reported operating results, the Company presents constant currency financial information, which is non-GAAP. The Company presents results in this manner because it is a global company that reports financial information in U.S. dollars in accordance with generally accepted accounting principles in the U.S. Foreign currency exchange rate fluctuations affect the amounts reported by the Company in U.S. dollars with respect to its foreign revenues and profit. Additionally, the Company’s international businesses often purchase inventory in U.S. dollars and, as the U.S. dollar strengthens, the increased local currency value of inventory results in higher cost of goods in local currency when the goods are sold. Exchange rate fluctuations can have a significant effect on reported operating results. The Company believes presenting constant currency information provides useful information to investors, as it provides information to assess how its businesses performed excluding the effects of changes in foreign currency exchange rates and assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, the Company’s operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

	Revenue as Reported		% Change
	Quarter Ended		As Reported	Impact of Foreign Exchange	Constant Currency
	1/31/16	2/1/15

Calvin Klein North America	$459.9	$388.6	18.3%	(3.5)%	21.8%
Calvin Klein International	346.1	314.1	10.2%	(10.7)%	20.9%
Total Calvin Klein	806.0	702.7	14.7%	(6.7)%	21.4%

Tommy Hilfiger North America	$437.6	$443.2	(1.3)%	(2.4)%	1.1%
Tommy Hilfiger International	466.5	476.2	(2.0)%	(9.9)%	7.9%
Total Tommy Hilfiger	904.1	919.4	(1.7)%	(6.3)%	4.6%

Total Revenue	$2,112.5	$2,068.8	2.1%	(5.3)%	7.4%

	Revenue as Reported		% Change
	Year Ended		As Reported	Impact of Foreign Exchange	Constant Currency
	1/31/16	2/1/15

Total Calvin Klein	$2,922.6	$2,858.8	2.2%	(7.0)%	9.2%

Tommy Hilfiger North America	$1,622.7	$1,635.8	(0.8)%	(2.2)%	1.4%
Tommy Hilfiger International	1,746.8	1,946.0	(10.2)%	(15.6)%	5.4%
Total Tommy Hilfiger	3,369.5	3,581.8	(5.9)%	(9.5)%	3.6%

Total Revenue	$8,020.3	$8,241.2	(2.7)%	(6.8)%	4.1%

PVH CORP.
Reconciliations of 2015 Constant Currency Amounts (continued)
(In millions)

	Total Calvin Klein Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange	Constant Currency

Quarter Ended 1/31/16	$100.8	$(8.0)	$108.8	$(10.7)	$119.5
Quarter Ended 2/1/15	73.6	(17.8)	91.4	—	91.4
% Change			19.0%		30.7%

	Total Tommy Hilfiger Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange	Constant Currency

Quarter Ended 1/31/16	$83.1	$(3.2)	$86.3	$(20.8)	$107.1
Quarter Ended 2/1/15	117.8	(3.0)	120.8	—	120.8
% Change			(28.6)%		(11.3)%

	Total Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange	Constant Currency

Quarter Ended 1/31/16	$176.0	$(6.9)	$182.9	$(33.1)	$216.0
Quarter Ended 2/1/15	6.2	(196.6)	202.8	—	202.8
% Change			(9.8)%		6.5%

	Total Calvin Klein Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange	Constant Currency

Year Ended 1/31/16	$413.0	$(21.2)	$434.2	$(41.9)	$476.1
Year Ended 2/1/15	344.3	(57.1)	401.4	—	401.4
% Change			8.2%		18.6%

	Total Tommy Hilfiger Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange	Constant Currency

Year Ended 1/31/16	$398.6	$(3.2)	$401.8	$(74.7)	$476.5
Year Ended 2/1/15	504.1	(5.3)	509.4	—	509.4
% Change			(21.1)%		(6.5)%

PVH CORP.
Reconciliations of 2015 Constant Currency Amounts (continued)
(In millions)

	Total Earnings Before Interest and Taxes
	As Reported	Adjustments (1)	Non-GAAP Basis	Impact of Foreign Exchange	Constant Currency

Year Ended 1/31/16	$760.5	$(81.0)	$841.5	$(121.5)	$963.0
Year Ended 2/1/15	529.9	(390.7)	920.6	—	920.6
% Change			(8.6)%		4.6%

(1)
Represents the impact from the elimination of (i) the costs incurred in the periods ended January 31, 2016 and February 1, 2015 in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in the periods ended January 31, 2016 and February 1, 2015 in connection with the operation of and exit from the Izod retail business, including noncash impairment charges in 2014; (iii) the costs incurred in the periods ended January 31, 2016 principally in connection with the discontinuation of several licensed product lines in the Heritage Brands dress furnishings business; (iv) the costs incurred in the quarter ended January 31, 2016 in connection with licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada; (v) the gain recorded in the year ended January 31, 2016 on the equity investment in Karl Lagerfeld; (vi) the costs incurred in the periods ended February 1, 2015 in connection with the Company’s exit from a discontinued product line in the Tommy Hilfiger Japan business; (vii) the impairment recorded in the year ended February 1, 2015 of certain Tommy Hilfiger stores in North America; (viii) the costs incurred in the year ended February 1, 2015 related to the sale of the Bass business; (ix) the costs incurred in the year ended February 1, 2015 in connection with the amendment and restatement of the Company’s credit facility and the related redemption of its 7 3/8% notes due 2020; (x) the net gain recorded in the year ended February 1, 2015 on the deconsolidation of certain Calvin Klein subsidiaries in Australia and New Zealand and the previously consolidated Calvin Klein joint venture in India; and (xi) the actuarial gain (loss) on retirement plans recognized in the quarters ended January 31, 2016 and February 1, 2015, respectively. Please see Table 2 in the section entitled “Reconciliations of GAAP to Non-GAAP Amounts” for more detail.

PVH CORP.
Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts

The Company is presenting its 2016 estimated results excluding (a) the costs expected to be incurred in connection with its integration of Warnaco and the related restructuring; (b) the costs expected to be incurred in connection with the discontinuation of several licensed product lines in its Heritage Brands dress furnishings business; (c) the costs expected to be incurred in connection with licensing to G-III its Tommy Hilfiger womenswear wholesale business in the U.S. and Canada; and (d) the estimated tax effects associated with these costs. The 2016 estimated results are on a non-GAAP basis. The Company believes presenting these results on a non-GAAP basis provides useful additional information to investors. The Company excludes such amounts that it deems non-recurring or non-operational and believes that this (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company has provided the reconciliations set forth below to present its estimates on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results excluding certain of the items described above are also the basis for certain incentive compensation calculations. The estimated tax effects associated with the above costs are based on the Company’s assessment of taxability and deductibility. In making this assessment, the Company evaluated each pre-tax item that it has identified as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. All items above were assumed to be either primarily taxable or tax deductible, with the tax effect taken at the statutory income tax rate of the local jurisdiction, or as non-taxable or non-deductible, in which case the Company assumed no tax effect.

Net Income Per Common Share Reconciliations	2016 Guidance
	Full Year 2016 (Estimated)	First Quarter 2016 (Estimated)

GAAP net income per common share attributable to PVH Corp.	$6.05 - $6.25	$1.33 - $1.38
Estimated per common share impact of items identified as non-GAAP exclusions	$(0.25)	$(0.07)
Net income per common share attributable to PVH Corp. excluding impact of items identified as non-GAAP exclusions	$6.30 - $6.50	$1.40 - $1.45

The GAAP net income per common share amounts presented in the above table are being provided solely to comply with applicable SEC rules and are not, and should not be construed to be, guidance for the Company’s 2016 fiscal year. The Company’s net income per common share, as well as the amounts excluded in providing non-GAAP earnings guidance, would be expected to change as a result of acquisition, restructuring, divestment or similar transactions or activities, the timing and strategy of restructuring and integration initiatives or other one-time events, if any, that the Company engages in or suffers during the period or any market or other changes affecting the Company’s expected actuarial gain or loss on retirement plans. Other than the Company’s announcements on February 2, 2016 that it has entered into a definitive agreement to acquire the 55% interest in TH Asia Ltd., its joint venture for Tommy Hilfiger in China, that it does not already own, and on February 1, 2016 that it is licensing to G-III the Tommy Hilfiger womenswear wholesale business in the U.S. and Canada, which will result in the discontinuation of the Company’s directly operated Tommy Hilfiger North America womenswear wholesale business in the fourth quarter of 2016, the Company has no current understanding or agreement regarding any such transaction or definitive plans regarding any such activity that has not been announced or completed.

PVH CORP.
Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts (continued)

2016 Estimated Revenue on a Constant Currency Basis Reconciliation	Full Year 2016 (Estimated) (Consolidated)	Full Year 2016 (Estimated) (Calvin Klein)	Full Year 2016 (Estimated) (Tommy Hilfiger)	First Quarter 2016 (Estimated) (Consolidated)	First Quarter 2016 (Estimated) (Calvin Klein)	First Quarter 2016 (Estimated) (Tommy Hilfiger)

GAAP revenue increase	1%	4%	2%	1%	8%	1%
Impact of foreign exchange	(1)%	(2)%	(1)%	(2)%	(4)%	(1)%
Non-GAAP revenue increase on a constant currency basis	2%	6%	3%	3%	12%	2%

Please refer to the section entitled “Reconciliations of 2015 Constant Currency Amounts” for a description of the presentation of constant currency amounts.

Reconciliation of GAAP Diluted Net Income Per Common Share to Diluted Net Income Per Common Share on a Non-GAAP Basis

(In millions, except per share data)

	First Quarter 2015
	(Actual)
	Results Under GAAP	Adjustments	(1)	Non-GAAP Results

Net income attributable to PVH Corp.	$114.1	$(10.6)		$124.7
Total weighted average shares	83.4			83.4

Diluted net income per common share attributable to PVH Corp.	$1.37			$1.50

(1) Represents the impact on net income in the quarter ended May 3, 2015 from the elimination of (i) the costs incurred in connection with the Company’s integration of Warnaco and the related restructuring; (ii) the costs incurred in connection with the operation of and exit from the Izod retail business; (iii) the tax effects associated with the foregoing items; and (iv) the tax benefits associated with non-recurring discrete items related to the resolution of uncertain tax positions.